UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 7, 2008
(Date of earliest event reported)
CONSOLIDATED WATER CO. LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	Not Applicable
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
incorporation)
Regatta Office Park
Windward Three, 4th Floor
West Bay Road, P.O. Box 1114
Grand Cayman, KY1-1102
Cayman Islands
(Address of Principal Executive Offices)
(345) 945-4277
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1
EX-99.2

Item 2.02 Results of Operations and Financial Condition.
On November 10, 2008, Consolidated Water Co. Ltd. (the “Company”) issued a press release announcing its results of operations for the three months and nine months ended September 30, 2008. A copy of the press release is attached as Exhibit 99.1 to this report. This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.
Item 8.01 Other Events.
On November 7, 2008, the Company issued a press release announcing plans to hold a meeting of the Company’s shareholders on January 8, 2009 in Grand Cayman to seek shareholder approval to amend the Company’s Articles of Association in order to permit the Company’s Board of Directors to authorize a share buy-back program in the future without shareholder approval. As presently constituted, the Company’s Articles of Association prohibit the repurchase of any previously issued shares without shareholder approval. All of the Company’s shareholders of record as of November 14, 2008 will be eligible to vote at this meeting. A copy of the press release is attached to this report as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Title

99.1	Press release issued by the Company on November 10, 2008.

99.2	Press release issued by the Company on November 7, 2008.

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.
By:	/s/ David W. Sasnett
Name:	David W. Sasnett
Title:	Executive Vice President and Chief Financial Officer

Date: November 11, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on November 10, 2008.

99.2	Press release issued by the Company on November 7, 2008.